Exhibit 10.3

AMENDMENT TO STOCK PURCHASE AGREEMENT

PoP N Go, Inc. and Microwave Roasters, Inc. hereby agree to amend the closing date of the Agreement to Purchase Stock to June 1, 2006. All other provisions of the Agreement to Purchase Stock will remain unchange.

By: Steven J. Grossman, President 05/22/06

STEVEN J. GROSSMAN, President

By: Melvin Wyman, CEO 05/22/06

MELVIN WYMAN, CEO